UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 13, 2012

Advanced Photonix, Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Boardwalk, Ann Arbor, Michigan	48104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(734) 864-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (“ Form 8-K/A ”) amends the Current Report on Form 8-K filed by Advanced Photonix, Inc. (“ API ”) with the Securities and Exchange Commission (“ SEC ”) on November 13, 2012 (the “ Original Form 8-K ”). Due to inadvertent typographical errors, the Original Form 8-K included inaccurate information in API’s earnings release for the second quarter ended September 28, 2012 that was filed as Exhibit 99.1 to the Original Form 8-K (the “ Earnings Release ”) in regards to the Consolidated Statement of Operations table and the prior year end Condensed Consolidated Balance Sheet heading. The table and heading have been corrected in this Form 8-K/A.

Item 2.02. Results of Operations and Financial Condition.

The information in this Item 2.02 of this Current Report on Form 8-K is also being furnished under Item 7.01 - “Regulation FD Disclosure” of Form 8-K.

On November 13, 2012, Advanced Photonix, Inc. (“ API ”) issued a press release announcing its results for the second quarter ending September 28, 2012 (the “ Earnings Release ”). Due to inadvertent typographical errors, the Earnings Release included inaccurate information in regards to the Consolidated Statement of Operations table and the prior year end Condensed Consolidated Balance Sheet heading (collectively, the “ Errors ”). On November 16, 2012, API issued an amended Earnings Release which corrected the Errors. A copy of the amended Earnings Release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The information included in Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Exhibit

99.1	Advanced Photonix, Inc.’s press release reporting its results for the second quarter September 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED PHOTONIX, INC.

		By:	/s/ Jeff Anderson
Jeff Anderson, Chief Financial Officer

Dated:	November 16, 2012